Exhibit 13(d)

EXECUTION

AMENDMENT

TO

SUB-ADMINISTRATION SERVICES AGREEMENT

This Amendment (‘'Amendment”) is made as of the 7th day of September, 2016, by and between VIRTUS FUND SERVICES, LLC (formerly, VP Distributors, LLC) (“Virtus”) and BNY MELLON INVESTMENT SERVICING (US) INC. (“BNY Mellon”).

BACKGROUND:

A.	Vlrtus serves as the administrator to Vlrtus Total Return Fund.

B.	BNY Mellon and Virtus entered into a Sub-Administration Services Agreement dated as of December 12, 2011 (the “Agreement”) relating to BNY Mellon’s provision of services to Virtus Total Return Fund.

C.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	All references in the Agreement to “VP Distributors, LLC” and “VP Distributors” are hereby deleted each place they occur and are replaced with “Virtus Fund Services, LLC” and ‘Virtus”, respectively.

2.	The Agreement is hereby amended by deleting in its entirety Section A of the Background section and replacing it with the following:

“A. Virtus serves as the administrator to the investment companies listed on Exhibit C attached hereto and made a part of hereof (each, a “Fund” and collectively, the “Funds”).”

3.	Exhibit C is hereby added to the Agreement as attached hereto,

4.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

EXECUTION

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of Connecticut, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS FUND SERVICES, LLC

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	VP & asst. Treasurer

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Armando Fernandez
Name:	Armando Fernandez
Title:	Vice President

EXECUTION

EXHIBIT C

Funds

Virtus Total Return Fund

The Zweig Total Return Fund, Inc.